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LOGO                                                                Exhibit 5.1


ATTORNEYS AT LAW SINCE 1895


         PDG Environmental, Inc.
         300 Oxford Drive                                     July 19, 1996
         Monroeville, Pennsylvania 15146

         Ladies and Gentlemen:

         We have acted as counsel for PDG Environmental, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 450,000 shares (the "Shares") of common stock, par value $.02 per share, of the Company's ("Common Stock") reserved for issuance upon the exercise of stock purchase warrants ("Warrants") granted pursuant to the Company's Consultant Compensation Plan (the "Plan"), as described in the Registration Statement.

         In connection with this opinion, we have examined a copy of the Registration Statement, copies of the Company's articles of incorporation and bylaws, and such other instruments and documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In giving such opinions, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

         Based on the foregoing, and subject to the assumptions and limitations herein set forth, we are of the opinion that the Shares to be issued upon exercise of Warrants granted pursuant to the Plan, as described in the Registration Statement, when issued, in accordance with the Plan, will be validly issued, fully paid and non-assessable.

         This opinion is limited in all respects to the applicable laws of the Commonwealth of Pennsylvania and the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                       Very truly yours,


                                                       Thorp Reed & Armstrong

One Riverfront Center
Pittsburgh, PA 15222-4895
412 394-7711
412 394-2555 Fax